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                                  EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Evans Bancorp, Inc. of our report dated January 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding an accounting change for goodwill), appearing in the Annual Report on Form 10-K of Evans Bancorp, Inc. for the year ended December 31, 2002.


                                              /s/ Deloitte & Touche LLP
                                              -------------------------
                                              Deloitte & Touche LLP
                                              Buffalo, New York
                                              June 30, 2003






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